UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 22, 2005

                               OMNICOM GROUP INC.
             (Exact name of registrant as specified in its charter)

          New York                No. 001-10551                No. 13-1514814
          --------                -------------                --------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

               437 Madison Avenue
               New York, New York                                   10022
               ------------------                                   -----
    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (212) 415-3600

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement.

      On April 22, 2005, Omnicom Group Inc. ("Omnicom") and TBWA Worldwide Inc. ("TBWA") entered into an employment agreement (the "New Employment Agreement") with Jean-Marie Dru, the President and Chief Executive Officer of TBWA.

      The New Employment Agreement provides for an indefinite term, an annual base salary of $725,000 and (euro)225,000 (subject to future review), eligibility to receive a performance bonus including minimum aggregate bonus payments for calendar years 2005, 2006 and 2007 of $6 million, participation in our executive benefit and incentive plans (including stock based plans) and certain fringe benefits and perquisites.

      Under the New Employment Agreement, if Mr. Dru's employment is terminated by us without cause or by Mr. Dru for good reason (as defined in the New Employment Agreement), provided he signs a separation agreement, he is entitled to receive his salary for six months (subject to reduction in certain cases), any unpaid reimbursable expenses and all accrued benefits through his termination date, and continued medical, dental, disability and life insurance coverage until the earlier of the end of the period he receives his salary continuation payments or the date he is eligible to receive coverage under the same type of benefit plan of a subsequent employer. In addition, if Mr. Dru is terminated without cause prior to May 1, 2008, he is entitled to receive the unpaid portion, if any, of the minimum aggregate bonus payments described above for calendar years 2005, 2006 and 2007. If Mr. Dru's employment is terminated for any other reason, he or his estate is entitled to receive any unpaid salary, unpaid reimbursable expenses and all accrued benefits through his termination date.

      The New Employment Agreement also prohibits Mr. Dru from soliciting or servicing customers, or hiring or retaining employees, of the worldwide TBWA group of companies (except on behalf of companies within the worldwide TBWA group of companies), during the term of the New Employment Agreement and for two years following termination for any reason, and prohibits disclosure of confidential information (with certain standard exceptions). The New Employment Agreement provides for the continuation of three agreements with similar non-solicitation provisions.

      The foregoing description of the New Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the New Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.


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

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

      The following exhibit is filed as part of this Current Report on Form 8-K:

      10.1 Employment Agreement, dated as of April 22, 2005, among Omnicom Group Inc., TBWA Worldwide Inc. and Jean-Marie Dru.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      OMNICOM GROUP INC.

Date: April 28, 2005                  By:   /s/ Michael J. O'Brien
                                          --------------------------------------
                                          Name:  Michael J. O'Brien
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary


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

                                  EXHIBIT INDEX

    Exhibit No.                         Exhibit
    -----------                         -------

      10.1 Employment Agreement, dated as of April 22, 2005, among Omnicom Group Inc., TBWA Worldwide Inc. and Jean-Marie Dru.


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